UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

PURPLE INNOVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37523	47-4078206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Chapel Ridge Rd., Suite 200,
Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

N/A

(Former name or former address, if changed since last report.)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC
Proportional Representation Preferred Linked Stock, par value $0.0001 per share	N/A	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 of this Current Report is incorporated into this Item 1.01 by reference.

Item 3.03. Material Modification to Rights of Security Holders.

On February 14, 2023, the Special Committee (the “Special Committee”) of the board of directors (the “Board”) of Purple Innovation, Inc., a Delaware corporation (the “Company”) designated a new series of preferred stock, par value $0.0001 per share, of the Company, to be designated the “Proportional Representation Preferred Linked Stock” (“PRPLS”), initially consisting of 1,500,000 shares, and declared a dividend of one one-hundredth (0.01) of a share of PRPLS on each share of the Company’s Class A common stock, $0.0001 par value per share (“Class A Common Stock”), and Class B common stock, $0.0001 par value per share (together with the Class A Common Stock, the “Common Stock”), outstanding as of the close of business on February 24, 2023 (the “Record Date”) and following the Record Date, each time the Company issues any shares of Common Stock, the Company will, at the same time, issue (each, a “Subsequent Issuance”) for each share of Common Stock so issued one one-hundredth (0.01) of a share of PRPLS to the stockholder to which such share of Common Stock is issued (the share of Common Stock with respect to which a fractional share of a PRPLS was issued, whether pursuant to the initial dividend or a Subsequent Issuance, is hereinafter referred to as the “Associated Share of Common Stock”).

Each PRPLS will be evidenced by the certificate for the Associated Share of Common Stock registered in the name of the holder of the Associated Share of Common Stock (or, in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership of such shares) (which certificates or book entries for the Associated Share Common Stock will be deemed also to be certificates or book entries for such PRPLS), and not by separate certificates (or book entries). The surrender for transfer of any certificate representing the Associated Share of Common Stock (or, in the case of uncertificated shares of Common Stock, the effectuation of a book-entry transfer of such shares of Common Stock) will also constitute the transfer of the PRPLS associated with such shares of Common Stock, and PRPLS will be transferable only in connection with the transfer of the underlying shares of Common Stock.

Each PRPLS generally will vote together with the Common Stock in the election of directors and related matters, and carry 10,000 votes each. PRPLS holders can allocate all, none, or a portion of their votes to each director nominee up for election at each meeting of the stockholders of the Company.

The Special Committee designated the new series of PRPLS and declared a dividend of such stock to protect against any coercive or abusive takeover tactics, and to help ensure that the Company’s stockholders are not deprived of the opportunity to realize the full and fair value of their investment.

The foregoing description of the PRPLS does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation of Proportional Representation Preferred Linked Stock (“Certificate of Designation”), which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the PRPLS described in Item 3.03 of this Current Report, the Special Committee approved a Certificate of Designation, which designates the rights, preferences, powers and privileges of the PRPLS. The information set forth in Item 3.03 of this Current Report is incorporated into this Item 5.03 by reference.

The Certificate of Designation was filed with the Delaware Secretary of State and became effective on February 14, 2023. A copy of the Certificate of Designation has been filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 14, 2023, the Special Committee issued a press release announcing the adoption of the Certificate of Designation. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Certificate of Designation of Proportional Representation Preferred Linked Stock of the Company, dated February 14, 2023
99.1	Press Release issued by the Company on February 14, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURPLE INNOVATION, INC.

Date: February 14, 2023	By:	/s/ Casey K. McGarvey
		Name:	Casey K. McGarvey
		Title:	Chief Legal Officer, Secretary

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